EXHIBIT 11
      American Home Products Corporation and
                   Subsidiaries
         Computation of Per Share Earnings
      (In thousands except per share amounts)
                                                    Year Ended
                                                   December 31,
                                                       1996


1.Net Income .................................        $1,883,403
2.Reported earnings per share:
    a.  Average number of shares outstanding
  during the year ............................           634,834
    b.  Shares issuable upon the conversion of
  preferred stock ............................               592
    c.  Shares for reported earnings per share
  calculation (2a+2b) ........................           635,426
    d.  Reported earnings per share (1/2c) ...             $2.96

3.Primary earnings per share:
    a.  Average number of share outstanding
  during the year ............................           634,834
    b.  Shares issuable upon the conversion of
  preferred stock ............................               592
    c.  Shares deemed outstanding from the
  assumed execise of stock options reduced
  by the number of shares purchased with the
  proceeds (determined using average market
  price during the year)......................            11,198
    d.  Deferred contingent common stock awards              457
    e.  Shares for primary earnings per share
  calculation (+3b+3c+3d)....................            647,081
    f.  Primary earnings per share (1/3e).....             $2.91

4.Fully diluted earnings per share:
    a.  Average number of shares outstanding
  during the year ...........................            634,834
    b.  Shares issuable upon the conversion of
  preferred stock ...........................                592
    c.  Shares deemed outstanding from the
     assumed execise of stock options reduced by
     the number of shares purchased with the
     proceeds (determined using market price at
     year-end)...............................             11,924
    d.  Deferred contingent common stock awards              457
    e.  Shares for fully diluted earnings per
     share calculation (4a+4b+4c+4d)........             647,807
    f.  Fully diluted earnings per share (1/4e)            $2.91